Exhibit 10.10

ACCORD AND SATISFACTION AGREEMENT

This  Accord  and  Satisfaction  Agreement  (this  “Settlement”)  is  made  on  October  13,  2011,  between Thomas  R.  Morgan,  an  individual  with  an  address  at  13800  Coppermine  Road,  2nd  Floor,  Herndon, Virginia,  20171  (“Creditor”),  Intelspec  International,  Inc,  a  Nevada  corporation  (“Debtor”),  and Infrastructure Developments Corp., a Nevada corporation and the Debtor’s parent company (“Parent”).

SECTION ONE: ACKNOWLEDGEMENT OF EXISTING OBLIGATION

On August 5, 2008, Debtor entered into an Employment Agreement (the “Agreement”) with the Creditor.

The parties acknowledge that Debtor and/or Parent are indebted to the Creditor as of August 4, 2011, for one hundred and nine thousand, nine hundred and eighty dollars ($109,980) and other amounts pursuant to the Agreement.

SECTION TWO: AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

Debtor,  Parent  and  the  Creditor  desire  and  agree  to  provide  for  the  payment  of  the  above-stated

indebtedness and provide for the full satisfaction of the terms and obligations of the Agreement and any other outstanding amounts due to the Creditor at August 4, 2011, in accordance with terms and provisions different from, and in substitution of, the terms and obligations of the Agreement.

SECTION THREE: CONSIDERATION

In  consideration  of  the  mutual  promises  contained  in  this  Settlement,  Debtor,  Parent  and  the  Creditor agree as follows:

a.  Method  of  Payment:  Parent  agrees  to  pay  to  the  Creditor  and  the  Creditor  agrees  to  accept from  Parent,  in  full  satisfaction  of  the  indebtedness  described  in  Section  One,  above,  three million  six  hundred  and  sixty  six  thousand  (3,666,000)  shares  of  Parent’s  common  stock,

valued  at  $0.03  per  share,  or  an  aggregate  of  $109,980,  as  full  consideration  for  the  debt owed to the Creditor by Debtor and/or Parent as described in Section One, above.

b.  Satisfaction:  On  execution  of  this  Settlement  and  Parent’s  board  of  directors’  resolution authorizing  the  issuance  of  3,666,000  shares  of  Parent’s  common  stock  to  the  Creditor provided for in Section Three (a), above, the original indebtedness of Debtor and/or Parent to the  Creditor,  as  described  in  Section  One,  above,  will  be  forever  cancelled  and  discharged,

and  Creditor  will  immediately  and  forever  release  Debtor  and/or  Parent  from  any  and  all obligations under the Agreement or otherwise, through August 4, 2011.

In witness whereof, the parties have executed this Settlement on the date first mentioned above.

Creditor                                               Debtor                                                 Parent

/s/ Thomas R. Morgan                          /s/ Shawn Teigen                                  /s/ Eric Montanton

Thomas R. Morgan                              Shawn Teigen                                      Eric Montandon

                                                            Representing Debtor’s                         Representing Parent’s

                                                            board of directors                                board of directors